Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to rule 462(b) under the Securities Act of 1933, as amended, of our report dated April 2, 2026, relating to the financial statements of Churchill Capital Corp XII as of December 31, 2025 and for the period from September 30, 2025 (inception) through December 31, 2025, appearing in the Registration Statement on Form S-1, File No. 333- 294851.

/s/ WithumSmith+Brown, PC

New York, New York

April 27, 2026